Exhibit 99.1

TESARO SUBMITS NEW DRUG APPLICATION FOR INTRAVENOUS ROLAPITANT TO THE U.S. FOOD AND DRUG ADMINISTRATION

WALTHAM, MA, March 14, 2016 — TESARO, Inc. (NASDAQ: TSRO), an oncology-focused biopharmaceutical company, today announced that it has submitted the New Drug Application (NDA) for an intravenous (IV) formulation of rolapitant to the U.S. Food and Drug Administration (FDA).

Rolapitant is a substance P/neurokinin-1 (NK-1) receptor antagonist that is marketed in tablet formulation by TESARO in the United States under the brand name VARUBI®. The FDA approved VARUBI on September 1, 2015, for use in combination with other antiemetic agents in adults, for the prevention of delayed nausea and vomiting associated with initial and repeat courses of emetogenic cancer chemotherapy, including, but not limited to, highly emetogenic chemotherapy.

“TESARO is committed to advancing new therapeutic options for patients with cancer, and the NDA submission for IV rolapitant represents a significant milestone for the Company,” said Mary Lynne Hedley, Ph.D., President and COO of TESARO. “By developing an intravenous formulation of rolapitant, our goal is to provide oncologists additional flexibility in their choice of antiemetic regimens.”

The NDA for IV rolapitant is supported by data from a clinical program that enrolled more than 400 subjects and included a bioequivalence study and several other supportive non-clinical and clinical studies. TESARO anticipates a standard 12-month review timeline for the IV rolapitant NDA.

About VARUBI® (Rolapitant)

VARUBI is a substance P/neurokinin-1 (NK-1) receptor antagonist, indicated in combination with other antiemetic agents in adults, for the prevention of delayed nausea and vomiting associated with initial and repeat courses of emetogenic cancer chemotherapy, including, but not limited to, highly emetogenic chemotherapy. VARUBI is contraindicated in patients receiving thioridazine, a CYP2D6 substrate. The inhibitory effect of a single dose of VARUBI on CYP2D6 lasts at least seven days and may last longer.  Avoid use of pimozide; monitor for adverse events if concomitant use with other CYP2D6 substrates with a narrow therapeutic index cannot be avoided.  Please see full prescribing information, including additional important safety information, available at www.varubirx.com.

TESARO licensed exclusive rights for the development, manufacture, commercialization, and distribution of VARUBI (rolapitant) from OPKO Health, Inc.

About TESARO

TESARO is an oncology-focused biopharmaceutical company devoted to providing transformative therapies to people bravely facing cancer. For more information, visit www.tesarobio.com.

Investor/Media Contact:

Jennifer Davis

Sr. Director, Corporate Development & Investor Relations

+1.781.325.1116 or jdavis@tesarobio.com

To the extent that statements contained in this press release are not descriptions of historical facts regarding TESARO, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in expectations with respect to regulatory submissions and approvals and other matters that could affect the availability or commercial potential of our drug candidates. TESARO undertakes no obligation to update or revise any forward-looking statements.   For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see TESARO’s Annual Report on Form 10-K for the year ended December 31, 2015.